UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 10, 2014

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:
(216) 694-5700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04. Mine Safety – Reporting of Shutdowns and Patterns of Violations.
Section 1503(b)(1) of the Dodd-Frank Act requires the disclosure on a Current Report on Form 8-K of the receipt of an imminent danger order (an “Order”) under section 107(a) of the Federal Mine Safety and Health Act of 1977 issued by the Mine Safety and Health Administration (“MSHA”).
On February 10, 2014, Pinnacle Mining Company LLC (the “Company”), a wholly owned subsidiary of Cliffs Natural Resources Inc., received an Order from MSHA related to two employees positioned on an elevated belt structure performing assembly work at the Company’s facility in West Virginia. The belt structure was approximately 8 feet from the mine floor and the workers were not utilizing fall protection equipment at the time. The Order was terminated immediately after the workers were returned safely to the ground.
The condition cited in the Order referred to above did not result in an accident or injury and is not expected to have a material adverse impact on the Company’s operations at the mine.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	February 11, 2014	By:	/s/ Carolyn E. Cheverine
Name: Carolyn E. Cheverine
Title: Vice President, General Counsel & Secretary